SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2000


                  INTEGRATED TRANSPORTATION NETWORK GROUP INC.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                   0-24815                   13-3993618
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(State or Other Jurisdiction        (Commission              (IRS Employer
     of Incorporation)              File No.)              Identification No.)


575 Lexington Avenue, Suite 410  New York, New York                      10022
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(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (212) 840-8866


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

         On February 22, 2000, the Company received a letter from the American Stock Exchange ("AMEX") which stated that AMEX had determined to apply to the SEC to effect the delisting of the Company because the Company had not filed its quarterly reports for the three month periods ended June 30 and September 30, 1999 and because the Company's auditors, BDO International ("BDO"), informed the SEC and AMEX on October 5, 1999 that its auditor's report relating to its fiscal years ended 1995, 1996, 1997 and 1998 may no longer be able to be relied upon. The Company responded to AMEX within the applicable five day period appealing the determination and requesting a hearing. The hearing was initially scheduled for April 10, 2000 and was subsequently adjourned until May 10, 2000.

         Since the filing of the Company's quarterly report with the Securities and Exchange Commission for the three months ended March 31, 1999, certain questions arose relating to seizures made by Courts in China of approximately 428 of the taxi licenses of the Company's subsidiary, Jinzhenghua Transport. Continuing difficulties in obtaining sound information from China to explain these events caused the Company's auditors to withdraw its previously filed auditor's reports and, as a result, the Company was unable to timely file its quarterly reports referred to above. This resulted in the commencement by the AMEX of a delisting proceeding against the Company, and a suspension of trading in its common stock.

         For the past several months, the Company has been working to resolve the questions arising with respect to its subsidiary's taxi licenses. These questions have been resolved as set forth below.

         Jinzhenghua Transport's taxi licenses had been seized by certain Chinese Courts as a result of being pledged as collateral for bank loans granted to Shenzhen Zhenghua Group Co. Ltd., the joint venture partner of the Company, and its affiliates ("Zhenghua") prior to the reorganization of Jinzhenghua Transport in March 1997.

         The first proceeding, commencing May 1999, involved enforcement in the Shenzhen Intermediate People's Court (the "Intermediate Court") in favor of Shenzhen Cooperative Bank ("SCB") of certain liens which SCB was granted against the Company's taxi licenses in connection with approximately $14,188,000 of loans SCB made to Zhenghua in 1994 to 1996. These loans had been secured by various assets of Zhenghua, which included 378 taxi licenses. In March, 1997 (prior to the reorganization of Jinzhenghua Transport), Zhenghua entered into an agreement with Jinzhenghua Transport pursuant to which Zhenghua agreed to contribute and transfer various assets including the 378 taxi licenses to Jinzhenghua Transport.

         In May 1997, Zhenghua, with its understanding that the taxi licenses were to be released as collateral, entered into an agreement (the "Agreement") with SCB pursuant to which Zhenghua assumed sole responsibility for repaying the outstanding loans to SCB and agreed to provide certain real estate as new collateral to secure its debt to SCB. Additionally, in September, 1998, 2.1 million shares of the common stock of the Company (ITN), owned by the principal stockholder, were pledged to SCB in support of certain guarantees given to SCB. During the second quarter of 1999, the Intermediate Court advised Jinzhenghua Transport of the foreclosure of the SCB debt and the 378 licenses were seized under such foreclosure. During November 1999, the Intermediate

Court restored the seized taxi licenses to Jinzhenghua Transport.

         Subsequent to that restoration of taxi licenses by the Intermediate Court's action, the Company obtained written documentation from SCB in which SCB confirmed that neither the Company nor Jinzhengua Transport had any responsibility or obligation to SCB in connection with any loans made by SCB to Zhenghua. The Company also obtained written confirmation from the Shenzhen Vehicle Registration Bureau that the 378 taxi licenses are owned by the Company and no collateral or lien is registered thereon.

         The second proceeding related to an additional 50 taxi licenses of Jinzhenghua Transport. In early 1999, another lender of Zhenghua, Shenzhen Development Bank, sought to foreclose upon 50 of the Jinzhenghua Transport's taxi licenses after Zhenghua defaulted on such loans. In September 1999, the Shenzhen Luohu District People's Court reversed a prior foreclosure action on these taxi licenses and ordered the return of the 50 taxi licenses to the Company based solely upon procedural errors in the foreclosure, and the 50 taxi licenses may be subject to further claims.

         Since these actions took place in a developing China legal system, any legal decisions relating to the Company's assets, including the 378 and 50 taxi licenses discussed above, may be subject to further claims, liens or repossession by the Court or the Chinese government. Any such further proceedings could result in a material adverse effect on the financial position of the Company.

         In light of the resolution of the issues described above to the satisfaction of the Company and its auditors, the Company on March 31, 2000 filed with the Securities and Exchange Commission an amendment to its Annual Report on Form 10-K for its year ended December 31, 1998 which contains a restatement by the Company's auditors, BDO, of their independent auditor's report. Such restatements refers to the resolutions of the above matters. No adjustments were made to the Company's results of operations or to the Company's financial position as previously reported on the Company's Annual Report Form 10-K for the year ended December 31, 1999. In addition, the Company on April 5, 2000 filed its quarterly reports for the quarters ended June 30 and September 30, 1999.

         The Company has filed a Form 12b-25 extending the due date for the filing of the Company's Annual Report on Form 10K for the year 1999 to April 15, 2000. As a result of the delays incurred in connection with the preparation and filing of the Company's quarterly reports for the periods ended June 30 and September 30, 1999, the Company will not be able to obtain an audited financial statement for the fiscal year ended December 31, 1999 in time to be able to file its Annual Report on Form 10K by April 15, 2000. On April 18, 2000, the Company's relationship with BDO International ceased and the Company engaged H.L. Leung & Co., a member of PKF International Association, as its independent auditors for its financial statements for the year ended December 31, 1999.

         The Company will, at the May 10 hearing, urge AMEX to terminate its proceeding to delist the Company and to permit the resumption of trading in the Company's common stock. There can be no assurance either that the Company will not be delisted or that trading in the Company's common stock on AMEX will be resumed.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2000

                                    INTEGRATED TRANSPORTATION NETWORK GROUP INC.


                                           By: /s/ Andrew Lee
                                              ----------------------------------
                                              Name:  Andrew Lee
                                              Title: President